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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 7, 2006

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-22055                  11-3223672
----------------------------   --------------------     ----------------------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)


                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Amedia Networks, Inc. (the "Company") has entered into a Bridge Loan Agreement dated as of April 4, 2006 (the "Loan Agreement") with Tower Paper Retirement Plan and Brio Capital L.P., both institutional investors (the "Investors"), pursuant to which, on April 7, 2006, these Investors loaned the Company $450,000 (before the payment of offering related fees and expenses).

        To secure the Company's obligations under the Loan Agreement, the Company granted the Investors a security interest in substantially all of its assets, including without limitation its intellectual property, on the terms and conditions of a Junior Security Interest Agreement, dated as of March 13, 2006 as amended and restated (the "Security Agreement"). The security interest granted under the Security Agreement is PARI PASSU with the security interest granted by the Company to secure the Company's obligations under the Bridge Loan Agreement dated as of March 13, 2006 between the Company and the buyers party thereto (as described in the Company's Current Report on Form 8-K filed on March 16, 2006) and junior and subordinated to the security interest granted by the Company to secure the Company's obligations under the Bridge Loan Agreements dated as of December 15, 2005, January 20, 2006, February 27, 2006 and March 1, 2006 between the Company and the buyers party thereto (as described in the Company's Current Reports on Form 8-K filed on December 23, 2005, January 26, 2006 and March 7, 2006). The security interest granted under the Security Agreement terminates upon payment or satisfaction of all of the Company's obligations under the Loan Agreement.

        Pursuant to the Loan Agreement, the Company issued to the Investors secured promissory notes in the aggregate principal amount of $466,500 (the "Notes"), representing an original issue discount of 3.667% through June 1, 2006. The Notes are scheduled to mature on the date (the "Maturity Date") that is the earlier of (i) the date on which the Company completes a subsequent financing that generates, on a cumulative basis together with any other interim financings, gross proceeds to the Company of at least $3.5 million or (ii) June 1, 2006. Prior to the Maturity Date, the Company may, at its option, prepay the Notes in whole or in part at any time without premium or penalty. If not paid at maturity, interest on the Notes will accrue at 14% per annum from the Maturity Date until the actual date of payment.

        Under the terms of the Notes, the holder may declare a Note immediately due and payable upon the occurrence of any of the following events of default:
(i) the Company's failure to pay principal and interest when due on the Note or any other note issued pursuant to the Loan Agreement, (ii) the Company's material breach of any of the representations or warranties made in the Loan Agreement, the Note or the other transaction documents, (iii) the Company's failure to observe any undertaking contained in the Note or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice thereof, (iv) the Company's insolvency or liquidation or a bankruptcy event, or (v) the entry of money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days.

        In connection with the closing under the Loan Agreement, the Company issued to the Investors five-year warrants to purchase in the aggregate up to 225,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a per share exercise price of $1.50 (the "Bridge Loan Warrants"). The exercise price of the Bridge Loan Warrants is subject to adjustment in the event of




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certain capital adjustments or similar transactions, such as a stock split or merger or, under certain circumstances (including obtaining appropriate consent of certain other parties), if prior to the expiration of exercise period, the Company issues warrants having a lower exercise price to investors in a subsequent financing transaction. The holders of the Bridge Loan Warrants are entitled to exercise the warrants on a cashless basis at any time following the first anniversary of issuance if, at the time of exercise, there is no effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Bridge Loan Warrants.

        Under the Loan Agreement, the Company granted to the Investors piggy-back registration rights with respect to the shares of Common Stock issuable upon exercise of the Bridge Loan Warrants.

        The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

        The information set forth under Item 1.01 and Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 13, 2006                      /s/ Frank Galuppo
                                           -----------------
                                           Frank Galuppo
                                           President and Chief Executive Officer




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